                                                                     EXHIBIT 1.1

                                 CRYOLIFE, INC.



                                2,500,000 Shares
                                  Common Stock
                               ($0.01 Par Value)


                             UNDERWRITING AGREEMENT



                           ___________________, 1998

                            UNDERWRITING AGREEMENT


                            _________________, 1998



SBC WARBURG DILLON READ INC.
PIPER JAFFRAY INC.
as Managing Underwriters
c/o SBC WARBURG DILLON READ INC.
535 Madison Avenue
New York, New York  10022

Dear Sirs:


          CryoLife Inc. (the "Company") proposes to issue and sell and the persons named in Schedule B annexed hereto (the "Selling Shareholders") propose to sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 2,500,000 shares (the "Firm Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company, of which ________________ shares are to be issued and sold by the Company and an aggregate of ________________ shares are to be sold by the Selling Shareholders in the respective amounts set forth under the caption "Firm Shares" in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 375,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the Shares. The Shares are described in the Prospectus which is referred to below.

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement (the "initial registration statement") on Form S-3, including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). All of the Shares have been duly registered under the Act pursuant to such initial registration statement or, if an additional registration statement has been, or is proposed to be, filed pursuant to Rule 462(b) of the Act, all of the Shares have been or will be, on the date of this Agreement, duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If an additional registration statement has been, or is proposed to be, filed with the Commission pursuant to Rule 462(b), such additional registration statement was or will be prepared by the Company in conformity with the requirements of the Act, has become or will become, on the date of this Agreement, effective under the Act and copies thereof have been or will be, prior to or concurrently with, filing with the Commission, delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which the initial registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c); "Effective Date" means the date of the Effective

Time; the "Initial Registration Statement" means the initial registration statement as amended as of the Effective Time, including any documents incorporated by reference therein at such time and including (i) all portions of any additional registration statement filed pursuant to Rule 462(b) under the Act which are deemed to be a part of such initial registration statement and
(ii) all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(c)(ii) hereof and deemed to be a part of such initial registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; the "Rule 462(b) Registration Statement" means the additional registration statement, if any, relating to the Common Stock and filed pursuant to Rule 462(b) under the Act at the time it becomes effective pursuant to the Rules and Regulations, including (i) the contents of the Initial Registration Statement incorporated therein by reference and (ii) all information deemed to be a part of such additional registration statement pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and the "Registration Statements" means the Initial Registration Statement and the Rule 462(b) Registration Statement, if any. "Preliminary Prospectus" means each prospectus included in the initial registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company with your consent pursuant to Rule 424(a) of the Act, and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Act or, if no such filing is required, the form of final prospectus included in the Initial Registration Statement. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to a Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in such Registration Statement.

                                 The Company, the Selling Shareholders and the
Underwriters agree as follows:


          1.  Sale and Purchase.  Upon the basis of the warranties and
              -----------------
representations and the other terms and conditions herein set forth, the Company and each of the Selling Shareholders, severally and not jointly, agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by such Selling Shareholders, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares to be sold by the Company and the Selling Shareholders, in each case at a purchase price of $____________ per Share. The Company and each Selling Shareholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Date as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional
                                          --------  -------
time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day* after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

          Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by each Selling Shareholder, Steven G. Anderson and Edwin B. Cordell, Jr. will act as representatives of the Selling Shareholders. The foregoing representatives (the "Representatives of the Selling Shareholders") are authorized, on behalf of each Selling Shareholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Shareholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Shareholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Shareholder in proportion to the number of Shares sold by each Selling Shareholder, to receive notices on behalf of each Selling Shareholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

          2.  Payment and Delivery.  Payment of the purchase price for the Firm
              --------------------
Shares shall be made to the Company and one or both of the Representatives of the Selling Shareholders (for the account of each Selling Shareholder) by check or, if wire instructions are given on or prior to the time this Agreement is executed, by wire transfer of immediately available funds, against delivery of the certificates for the Firm Shares to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on __________________, 1998 (unless another time shall be agreed to by you, the Company and the Representatives of the Selling Shareholders or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the time of purchase. Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company and the Selling Shareholders


--------
* As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

          3.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to, and agrees with, each of the Underwriters that:

               (a) The Registration Statements, as of the Effective Date, and Prospectus, and any further amendments or supplements thereto, fully comply, or will fully comply, in all material respects with the provisions of the Act, no part of a Registration Statement as of its effective date will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its filing date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty
                           --------  -------
     or representation with respect to any statement contained in a Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statements or the Prospectus; the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; no document relating to the offering of the Shares has been filed, or transmitted for filing, with the Commission, unless previously delivered to you, and no document has been or will be prepared, distributed or filed in reliance on Rule 434 under the Act. The Company and the offering of the Shares meet the eligibility requirements for the use of Form S-3.

               (b) As of the date specified in such table, the Company had the capitalization set forth under the heading entitled "Actual" in the section of the Prospectus entitled "Capitalization" and, as of such date, on a pro forma basis, giving effect to the sale of the Shares (including the exercise of options and the partial conversion of the convertible debenture described in a footnote to the table) and the application of the net proceeds as contemplated in the Prospectus, the Company had the capitalization set forth under the heading entitled "As Adjusted" in the section of the Prospectus entitled "Capitalization"; between the date specified in such table and the date of this Agreement, there has not been, and from the date specified in such table until the time of purchase and the additional time of purchase, as the case may be, there will not be (i) any change in the number of shares of capital stock outstanding other than shares of Common Stock issued pursuant to currently outstanding options or
     (ii) any significant change in the amount of debt outstanding; all of the issued and outstanding shares of capital stock including Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with full power and authority to own its properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue and sell the Shares as herein contemplated;

               (c) The Company and each of its subsidiaries (the "Subsidiaries") are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; and the Company and each of its Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions and for which the failure, individually or in the aggregate, to be in compliance could have a material adverse effect on the business, financial conditions or results of operations of the Company and its Subsidiaries, taken as a whole;

               (d) Neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach by the Company or a Subsidiary, or default by the Company or a Subsidiary under) its respective charter or by-laws or, in a manner which could have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

               (e) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

               (f) The Shares have been duly and validly authorized; the Shares being sold by the Selling Shareholders, to the extent currently issued, are, and the Shares being sold by the Company and the remaining Shares being sold by the Selling Shareholders, when issued and delivered pursuant to this Agreement, will be, duly and validly issued and fully paid and non-assessable; the Shares conform to the description thereof contained in the Registration Statement and the Shares will conform to the description thereof contained in the Prospectus;

               (g) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

               (h) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated hereby other than registration of the Shares under the Act, approval required from the New York Stock Exchange (the "NYSE") and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

               (i) Except as disclosed in the Prospectus, waived or satisfied, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares;

               (j) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Initial Registration Statement and Prospectus, are independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

               (k) KPMG Peat Marwick LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Initial Registration Statement and Prospectus, are independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

               (l) Each of the Company and its Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals from other persons, in order to conduct its respective business, in all cases, at least to the extent the failure of having, obtaining or making such license, authorization, consent, approval or filing could, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company, and its Subsidiaries, taken as a whole; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole;

               (m) All legal or governmental proceedings, contracts or documents of a character required to be described in a Registration Statement or the Prospectus (including any document incorporated by reference) or to be filed as an exhibit to a Registration Statement have been so described or filed as required;

               (n) There are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole;

               (o) The financial statements included in the Initial Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except that unaudited financial statements do not contain footnotes and are subject to normal year-end adjustments;

               (p) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Registration Statements and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly computed on the basis described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma information in the Registration Statements and the Prospectus are set forth therein and are believed to be reasonable by the Company (based upon its consultations with its independent public accountants about each of its assumptions underlying the pro forma information), and the adjustments used therein are believed to be appropriate by the Company (based upon its consultations with its independent public accountants about each of its assumptions underlying the pro forma information) to give pro forma effect to the transactions or circumstances referred to therein. The pro forma financial and operating information does not purport to represent what the Company's results of operations would have been if the transactions described had in fact occurred, nor does it purport to indicate the future financial position or results of future operations of the Company. The other financial and statistical information and data relating to the Company set forth in the Registration Statements and the Prospectus have been prepared on a basis consistent with the financial statements and books and records of the Company;

               (q) Subsequent to the respective dates as of which information is given in the Registration Statements and Prospectus, and except as may be otherwise stated therein, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole;

               (r) Each of the Company and its Subsidiaries has good title to all tangible properties and assets owned by it, in each case, except as set forth in the Registration Statements and the Prospectus, free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects of title other than liens for taxes which taxes are not yet due and payable, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties and assets by the Company and its Subsidiaries; the properties and assets leased by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties and assets by the Company and its Subsidiaries;

               (s) The Company has not violated any foreign, federal, state or local law, regulation, decree, order, directive, requirement or judgment applicable to the Company relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which violation could have a material adverse effect on the business, financial condition or results of operations of the Company and the Company has not received any notice which is pending alleging any violation thereof or liability thereunder;

               (t) Each of the Company and its Subsidiaries has such permits, licenses, consents, approvals, franchises and authorizations as are required by federal, state, local, foreign or other governmental or regulatory authorities ("Permits") and for which the failure to have such permit, license, consent, approval, franchise or authorization, individually or in the aggregate, could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has made such filings as are required to own, lease and operate its properties and to conduct its business and for which the failure to have made such filing, individually or in the aggregate, could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of, or has failed to fulfill or perform, any of its obligations with respect to its Permits, which violation or failure, individually or in the aggregate, could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has received notice from any governmental authority of the revocation or termination, or threatened revocation or termination, of any Permits or any other material impairment of the rights of the holder of any Permit, which revocation, termination or impairment, individually or in the aggregate, could have a material adverse effect on the business, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole; and, except as described in the Prospectus, the Permits contain no restrictions that are burdensome to the Company or its Subsidiaries in a manner which could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole;

               (u) There is no claim pending or, to the best knowledge of the

     Company, threatened or contemplated under any Environmental Laws against the Company which, if adversely determined, individually or in the aggregate, could have a material adverse effect on the business, financial condition or results of operations of the Company; there are no past or present actions or conditions, including, without limitation, the release of any hazardous substance or waste regulated under any Environmental Law that are likely to form the basis of any such claim against the Company, if adversely determined, individually or in the aggregate could have a material adverse effect on the business, financial condition or results of operations of the Company;

               (v) Neither the Company, nor to the best of the Company's knowledge, any employee of the Company has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law;

               (w) The Company has filed all federal or state income and franchise tax returns required to be filed and has paid all taxes shown thereon as due, and there is no material tax deficiency which has been or might be asserted against the Company; all material tax liabilities of the Company are adequately provided for on the books of the Company;

               (x) Neither the Company nor any of its affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

               (y) Except as specifically disclosed in the Prospectus, the Company and its Subsidiaries own, possess, have enforceable licenses to use, or can acquire on terms which the Company believes will be commercially reasonable, adequate rights to use all patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property Rights") the absence of which could have a materially adverse effect on the conduct of the businesses of the Company and its Subsidiaries as described or contemplated in the Registration Statements and Prospectus; neither the Company nor any Subsidiary has received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of the Company or a Subsidiary by others with respect to any Intellectual Property Rights; neither the Company nor any Subsidiary has received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; and to the knowledge of the Company, none of the patents owned by the Company or any of its Subsidiaries are unenforceable or invalid. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described or referred to in the Prospectus, and the Company believes it and each Subsidiary has complied with the PTO's duty of candor and disclosure for each of the United States patent applications described or referred to in the Prospectus; the Company is unaware of any facts which would preclude the grant of a patent from each of the patent applications described or referred to in the Prospectus; and the Company has no knowledge of any facts which would preclude it or the applicable Subsidiary from having clear title to patent applications described or referred to in the Prospectus;

               (z) No labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent which could be expected to have a material adverse effect on the business, financial condition or results of operations of the Company. No collective bargaining agreements exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent;

               (aa) The Company has made all material filings and received all material regulatory authorizations necessary to conduct the Company's business as it is currently conducted in any foreign countries, based on all available information provided to the Company through the date hereof by applicable regulatory authorities; the Company is not in violation of any such regulatory authorizations, any of which violations could have a material adverse effect on the business, financial condition or results of operations of the Company and the Company has no reason to believe that any party granting any such authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation;

               (ab) The Company has obtained agreements (which are subject to certain exceptions previously agreed to by the Managing Underwriters) from each of the Selling Shareholders and of each of its directors and officers and certain of its other shareholders not to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus;

               (ac) Neither the Company nor any of its subsidiaries is, or will be, after giving effect to the issuance and sale of the Shares by the Company, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

               (ad) The Shares have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

          4.  Representations and Warranties of the Selling Shareholders.  Each
              ----------------------------------------------------------
Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter that:

               (a) Such Selling Shareholder is either the lawful owner of the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement or is the lawful owner of securities convertible into or exercisable for at least the number of Shares to be sold by such Selling Shareholder, will be the lawful owner of the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement at the time of purchase and will have valid and marketable title to such Shares at the time of purchase; upon delivery of and payment for such Shares the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

               (b) Such Selling Shareholder has and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act, the NYSE and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

               (c) This Agreement and the Custody Agreement and Power-of-Attorney among the Company, as custodian and the Selling Shareholders and the Representatives of the Selling Shareholders (the "Custody Agreement") have been duly executed and delivered by or on behalf of such Selling Shareholder and each is a legal, valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, subject to the bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equitable principles;

               (d) When each part of a Registration Statement became or will become effective and at all times subsequent thereto through the latest of the time of purchase or the termination of the offering of the Shares, the Registration Statements and Prospectus, and any supplements or amendments thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent any statement or omission relates to such Selling Shareholder;

               (e) Such Selling Shareholder has duly and irrevocably authorized the Representatives of the Selling Shareholders, on behalf of such Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Shareholder and receive payment therefor pursuant hereto; and

               (f) The sale of such Selling Shareholder's Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus.

          5.   Certain Covenants of the Company.  The Company hereby agrees:
               --------------------------------

               (a) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (b) To make available to you in New York City, as soon as practicable after the Initial Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Effective Date) as the Underwriters may reasonably request for the purposes contemplated by the Act;

               (c) To advise you promptly and (if requested by you) to confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under the Act);

               (d) To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to a Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of a Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of a Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement a Registration Statement or the Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

               (e) To furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission and such other documents, if any, as may be incorporated by reference into a registration statement, and (iii) such other information as you may reasonably request regarding the Company or its Subsidiaries;

               (f) To advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

               (g) To make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which need not be audited but must satisfy the provisions of Section 11(a) of the Act or Rule 158 thereunder) covering a period of twelve months beginning after the Effective Date, as soon as is reasonably practicable after the termination of such twelve-month period and, in any event, not later than 45 days after the end of the fiscal quarter in which the first anniversary of the Effective Date falls;

               (h) To furnish to you three manually signed copies of each Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters; and to maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing;

               (i) To furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(d) of this Agreement;

               (j) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

               (k) To furnish to you, before filing with the Commission subsequent to the Effective Date and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

               (l) Not to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for issuances of Common Stock upon the exercise of outstanding options, warrants and debentures, for a period of 90 days after the date hereof, without the prior written consent of the Managing Underwriters; provided, however, during such 90-day period, the Company may grant options
     --------  -------
     to purchase shares of Common Stock under the Company's existing stock option plans from amounts currently reserved therefore and in amounts consistent with past practice, so long as no such options are exercisable during such 90-day period; and

               (m) To use its best efforts to cause the Shares to be listed on the New York Stock Exchange.

          6.  Certain Covenants of the Company and the Selling Shareholders.
              -------------------------------------------------------------
The Company and each of the Selling Shareholders agree with each Underwriter as follows:

               (a) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 7 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company and the Selling Shareholders, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, the Custody Agreement and the Powers of Attorney and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"), and (vii) the performance of the Company's and the Selling Shareholders' other obligations hereunder; and

               (b) At the time of purchase, all transfer taxes that are required to be paid in connection with the sale or transfer of Shares to the Underwriters by each Selling Shareholder will be paid or provided for by such Selling Shareholder.

          7.  Reimbursement of Underwriters' Expenses.  If the Shares are not
              ---------------------------------------
delivered for any reason other than the termination of this Agreement pursuant to the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

          8.  Conditions of Underwriters' Obligations.  The several obligations
              ---------------------------------------
of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following conditions:

               (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Arnall Golden & Gregory, LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Palmer & Dodge LLP, counsel for the Underwriters, stating that:

                        (i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with adequate corporate power and authority to own its properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                        (ii) Each of the Subsidiaries has been incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with adequate corporate power and authority to own its respective properties and to conduct its respective business;

                        (iii) The Company and its Subsidiaries are qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses and in which they own or lease real property or maintain an office, except where the failure to so qualify or be licensed individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company;

                        (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                        (v) The Shares, when issued and delivered to and paid for by the Underwriters, will be duly and validly authorized and issued and will be fully paid and non-assessable;

                        (vi) The Company has an authorized capitalization as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid, nonassessable and free of statutory and contractual preemptive rights; the Shares when issued will be free of statutory and contractual preemptive rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                        (vii) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus;

                        (viii) The Registration Statements and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                        (ix) Each Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                        (x) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated hereby other than registration of the Shares under the Act, application to list additional shares with the NYSE and qualification by brokers and dealers under state securities or blue sky laws;

                        (xi) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not if consummated on the date of this opinion conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                        (xii) To such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its charter or by-laws or, in a manner which could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, any license, indenture, mortgage, deed of trust, bank loan or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                        (xiii) To such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to a Registration Statement (including any document incorporated by reference) or to be described in any document incorporated by reference into the Prospectus or required to be summarized or described in the Prospectus pursuant to
          Item 11 of Form S-3 which have not been so filed, summarized or described;

                        (xiv) To such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in any document incorporated by reference into the Prospectus or required to be described in the Prospectus pursuant to Item 11 of Form S-3 but are not so described;

                        (xv) The documents incorporated by reference in the Registration Statements and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein as to which such counsel need express no opinion);

                        (xvi) The statements in the Prospectus relating to requirements and procedures under the Federal Food, Drug and Cosmetic Act or Food and Drug Administration regulations are accurate and complete in all materials respects and present fairly matters set forth therein;

                        (xvii) Such counsel has no actual knowledge of any action, suit or proceeding pending or threatened by the FDA or other federal regulatory authority, except in each case as described in the Prospectus; and

                        In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statements and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or Prospectus (except as and to the extent stated in subparagraphs
          (vi) and (vii) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) nothing has come to the attention of such counsel that causes them to believe that the Initial Registration Statement, including any documents incorporated therein by reference, any 462(b) Registration Statement or any amendment to such registration statements or documents, on the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in a Registration Statement or Prospectus).

          In rendering such opinion, such counsel may rely (to the extent such counsel deems proper) as to matters specified in paragraphs (i) and (ii) upon the opinion of Ronald D. McCall, Esq., or other counsel satisfactory to counsel for the Underwriters.

                (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, opinions of patent counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Palmer & Dodge LLP, counsel for the Underwriters, stating substantially the following:

                        (i) All patents and pending patent applications with respect to which such counsel has provided legal representation and all contracts with respect to which such counsel has provided legal representation and pursuant to which the Company has rights to any patents or pending patent applications are listed on Schedule A;

                        (ii) Based upon such counsel's (a) inquiry of the Company's representatives responsible for patent matters, (b) such counsel's review of the chain of title in the PTO of the Company's United States patents and patent applications listed in Schedule A:
          (i) the patents listed on Schedule A (the

          "Patents") and patent applications listed on Schedule A (the "Applications") have been validly assigned to the Company and (ii) except as indicated on Schedule A, the Company is listed as the sole holder of record in the records of the PTO of each of the Patents and each of the Applications. Such counsel knows of no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications and such counsel has no knowledge of any facts which would preclude the Company from having clear title and unencumbered right to the Patents and Applications. None of the pending Applications has been abandoned;

                        (iii) To the best of such counsel's knowledge, the Company has complied with the PTO's duty of candor and disclosure for each of the United States Patents and Applications;

                        (iv) To the best of such counsel's knowledge, there are no legal or governmental proceedings relating to the Company's patent rights, other than PTO review of Applications or comparable foreign proceedings, and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others. To the best of such counsel's knowledge, there is no pending or threatened interference proceeding or public use proceeding with respect to any Application;

                        (v) No facts have come to such counsel's attention that cause such counsel to believe that any of the claims of the Patents or Applications is unenforceable or invalid. To the best of such counsel's knowledge, there is no pending action, suit, proceeding or claim by others challenging the validity or enforceability of any claim of the Patents;

                        (vi) Specified statements in the Prospectus which apply to Patents and Applications, insofar as such statements constitute a summary of legal matters, documents or proceedings, are accurate and complete in all material respects and present fairly the matters set forth therein; and

                        (vii) Such counsel is not aware of any action, claim or proceeding pending or threatened against the Company that the Company is infringing or otherwise violating any patents owned by others; such counsel is not aware of any contractual rights granted by the Company to third parties in respect to any of the Patents or Applications; and such counsel has not been consulted by the Company regarding any infringement by any third parties of any of the Patents.

                        In addition, such counsel shall state that no facts have come to such counsel's attention which cause such counsel to believe that specific statements in the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading.

               (c) The Selling Shareholders shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Arnall Golden & Gregory, LLP, counsel for the Selling Shareholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Palmer & Dodge LLP, counsel for the Underwriters, stating that:

                        (i) This Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of each of the Selling Shareholders;

                        (ii) Each Selling Shareholder has adequate legal right and power, and, to such counsel's knowledge, has not failed to obtain any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided in this Agreement;

                        (iii) Assuming the Underwriters are purchasers in good faith without notice of any adverse claim, upon payment for and delivery of the Shares to be sold by the Selling Shareholders in accordance with this Agreement, the Underwriters will acquire all of the rights of the Selling Shareholders in said Shares and will also acquire interests in said Shares free of any adverse claim (within the meaning of Section 8-302 of the Uniform Commercial Code).

                        (iv) Each of the Representatives of the Selling Shareholders has been duly authorized by each Selling Shareholder to execute and deliver on behalf of such Selling Shareholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Shareholder; and

                        (v) To such counsel's knowledge, the statements in the Prospectus under the caption "Principal and Selling Shareholders" insofar as such statements relate to such Selling Shareholders present fairly the information with respect to such matters.

                        In rendering such opinion, Arnall Golden & Gregory, LLP may rely upon the opinions of other counsel to the extent Arnall, Golden & Gregory, LLP acknowledges such reliance in their opinion and states in their opinion that they believe it is reasonable for both you and them to rely upon such opinion or opinions.

               (d) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Managing

     Underwriters.

               (e) You shall have received from KPMG Peat Marwick LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Managing Underwriters.

               (f) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Palmer & Dodge LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (iv), (v), (vii), (viii) and (ix) of paragraph (a) of this Section 8.

               In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statements and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in a Registration Statement or the Prospectus (except as to matters referred to under subparagraph (vii) of paragraph (a) of this Section 8), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that any part of a Registration Statement or any amendment thereto at the time such part or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statements or Prospectus).

               (g) No amendment or supplement to a Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time any 462(b) Registration Statement becomes effective, or, if none, the Initial Registration Statement, to which you object in writing, which objection shall be timely and reasonable.

               (h) The Initial Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company, the Representatives of the Selling Shareholders and you in writing or by telephone, confirmed in writing; provided, however, that the
                                                    --------  -------
     Company, the Representatives of the Selling Shareholders and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date. The Company agrees to file any additional registration statement which is proposed to be filed pursuant to Rule 462(b) with the Commission, in accordance with the Rules and Regulations, by 10:00 p.m., Eastern Standard Time or Eastern Daylight Savings Time, whichever is currently in effect, on the date of this Agreement, and, concurrently with or prior to filing such additional registration statement, to pay the associated filing fee or give irrevocable instructions for payment in accordance with Rule 111(b) of the Act.

               (i) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of a Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statements and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

               (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

               (k) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers (including its agent for service of process) to the effect that the representations and warranties of the Company as set forth in this Agreement and the conditions set forth in paragraph (i) and paragraph (j) have been met and that they are true and correct as of each such date.

               (l) You shall have received signed letters, dated on or prior to the date of this Agreement, from each of the Selling Shareholders and each of the directors and officers of the Company and certain of its other shareholders to the effect that, subject to certain exceptions previously agreed to by the Managing Underwriters, such persons shall not sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period including the 90 days after the date of the Prospectus without the prior written consent of SBC Warburg Dillon Read Inc.

               (m) The Company and the Selling Shareholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request; provided no Selling Shareholder shall be required to provide documents or certificates regarding information unrelated to such Selling Shareholder and his, her or its sales of Shares.

               (n) The Company and the Selling Shareholders shall perform such of their respective obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

               (o) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance at or prior to the time of purchase.

               (p) The Selling Shareholders will at the time of purchase and the additional time of purchase, as the case may be deliver to you a certificate of the Representatives of the Selling Shareholders to the effect that the representations and the warranties of the Selling Shareholders as set forth in this Agreement are true and correct as of each such date.

               (q) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of
     (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any subsidiary of the Company by any nationally recognized statistical rating organization.

     9.  Effective Date of Agreement; Termination.  This Agreement shall become
         ----------------------------------------
effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Initial Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statements and Prospectus, (x) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (y) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any subsidiary of the Company by any nationally recognized statistical rating organization or (z) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

     If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representatives of the Selling Shareholders and each other Underwriter shall be notified promptly by letter or telegram.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Shareholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Shareholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(a), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Shareholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

     10.  Increase in Underwriters' Commitments.  If any Underwriter shall
          -------------------------------------
default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Shareholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval, which approval will not be unreasonably withheld or delayed).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statements and Prospectus and other documents may be effected.

     The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     11.  Indemnity by the Company, the Selling Shareholders and the
          ----------------------------------------------------------
Underwriters.
------------

     (a) The Company and the Selling Shareholders jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its directors and officers, and any person who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act or otherwise insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading, provided,
                                                                 --------
however, that the indemnity agreement contained in this subsection (a) with
-------
respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; provided, further, that
                                                        --------  -------
no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Shareholder and, in any event, no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Shareholder (before deducting expenses) from the sale of Shares hereunder.

     If any action is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Shareholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Representatives of the Selling Shareholders in writing of the institution of such action and the Company or such Selling Shareholder, as the case may be, shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Company or the Representative of the Selling Shareholders shall not relieve the Company or any Selling Shareholder from any liability which they may have to any Underwriter or any such person or otherwise. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Shareholder in connection with the defense of such action or the Company or such Selling Shareholder shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Shareholder (in which case the Company or such Selling Shareholder shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Shareholder, as the case may be, and paid as incurred (it being understood, however, that the Company or such Selling Shareholder shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). The Company or such Selling Shareholder shall not be liable for any settlement of any such claim or action effected without its written consent but if settled with the written consent of the Company or such Selling Shareholder, the Company or such Selling Shareholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. The first clause of the foregoing sentence shall not be applicable if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph and (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle; in such a situation the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Shareholder and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Shareholder or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information not misleading.

     If any action is brought against the Company, any Selling Shareholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, such Selling Shareholder or such person shall promptly notify such Underwriter in writing of the institution of such action and such Underwriter shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter, from any liability which they may have to the Company, any Selling Shareholder or any such person or otherwise. The Company, such Selling Shareholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Selling Shareholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). No Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Shareholder and any such person from and against any loss or liability by reason of such settlement. The first clause of the foregoing sentence shall not be applicable if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph; and (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle; in such a situation the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (d) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue statements or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

          (e) The indemnity and contribution agreements contained in this
Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, any Selling Shareholder or any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     12.  Notices.  Except as otherwise herein provided, all statements,
          -------
requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to SBC Warburg Dillon Read Inc., 535 Madison Avenue, New York, N.Y. 10022,
Attention: Syndicate Department, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144, Attention: Chief Financial Officer and, if to any of the Selling Shareholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Shareholders at 1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144,
Attention:  Edwin B. Cordell, Jr.

     13.  Construction.  This Agreement shall be governed by, and construed in
          ------------
accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     14.  Submission to Jurisdiction.  The Company irrevocably submits to the
          --------------------------
nonexclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this agreement. The Company irrevocably waives, to the fullest extent permitted by law, any objection it may now or thereafter have to the laying of venue of any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other court to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     15.  Parties at Interest.  The Agreement herein set forth has been and is
          -------------------
made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and the controlling persons, directors and officers referred to in
Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     16.  Counterparts.  This agreement may be signed by the parties in
          ------------
counterparts which together shall constitute one and the same agreement among the parties.

     17.  Miscellaneous.  SBC Warburg Dillon Read Inc., an indirect, wholly
          -------------
owned subsidiary of Swiss Bank Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Swiss Bank Corporation. Because SBC Warburg Dillon Read Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by SBC Warburg Dillon Read Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          A lending affiliate of SBC Warburg Dillon Read Inc. may have lending relationships with issuers of securities underwritten or privately placed by SBC Warburg Dillon Read Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by SBC Warburg Dillon Read Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of SBC Warburg Dillon Read Inc.

     On December 8, 1997, Swiss Bank Corporation announced its intention to merge with Union Bank of Switzerland. References in this document to Swiss Bank Corporation include references to its successor entity following completion of the merger.

     References to the parties include references to their successors, including, without limitation, an entity which assumes the rights and obligations of the relevant party by operation of the law of the jurisdiction of incorporation or domicile of such party.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters, severally.

                         Very truly yours,


                         CRYOLIFE, INC.



                         By:
                                 Title:



                         THE SELLING SHAREHOLDERS NAMED IN
                         SCHEDULE B ATTACHED HERETO


                         By:

                                 Attorney-in-Fact


Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

SBC WARBURG DILLON READ INC.

PIPER JAFFRAY INC.


By:  SBC WARBURG DILLON READ INC.


By:
     Title:


By:
     Title:

SCHEDULE A



                                                      Number of
Underwriter                                          Firm Shares
-----------                                          -----------








                                   Total

SCHEDULE B



                                                      Number of
Selling Shareholders                                 Firm Shares
--------------------                                 -----------






                                   Total